UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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[ ]     Preliminary Information Statement

[ ]     Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

[X]     Definitive Information Statement

I-LEVEL MEDIA GROUP INCORPORATED
(Name of Registrant as Specified in Charter)

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I-LEVEL MEDIA GROUP INCORPORATED
902, B1, KangBao Huayuan
#8 Gongren Tiyuchang Donglu
Chaoyand District, Beijing, PRC 100020
Tel: +86 10-65-911-544

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Regulation 14C
of the Securities Exchange Act of 1934

This is a definitive information statement that is being filed with the U.S. Securities and Exchange Commission (the "SEC") pursuant to Rule 14c-5 of the Securities Exchange Act of 1934. I-Level Media Group Incorporated intends to release this definitive information statement to its shareholders on or about February 21, 2012.

February 21, 2012

To the Stockholders of I-Level Media Group Incorporated:

Notice is hereby given to holders of common stock, par value $0.001 per share of I-Level Media Group Incorporated, a Nevada corporation, of record at the close of business on the record date, July 27, 2011, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This information statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to the proposed amendment to the Company's articles of incorporation to increase the Company's authorized capital stock from 14,642,857 shares of common stock with a par value of $0.001 to 1,000,000,000 shares of common stock with a par value of $0.001 per share.

Please note that this is not a request for your vote or a proxy statement, but rather an information statement designed to inform you of the amendments to our articles of incorporation.

We are not asking you for a proxy and you are requested not to send us a proxy.

SUMMARY OF PROPOSED AMENDMENT AND RELEVANT DATES

On July 27, 2011 our Board of Directors unanimously approved the amendment to our articles of incorporation to increase our authorized stock from 14,642,857 shares of common stock with a par value of $0.001 to 1,000,000,000 shares of common stock with a par value of $0.001 per share. Our board of directors has fixed the close of business on July 27, 2011 as the record date for the determination of stockholders who are entitled to receive this information statement. There were 13,918,825 shares of our common stock issued and outstanding on July 27, 2011.

Subsequent to our board of directors' approval of the amendment, on July 27, 2011, the holders of the majority of the outstanding shares of common stock of our Company as of the record date provided written consent to the amendment to our articles of incorporation. We will not file the articles of amendment to our articles of incorporation until at least twenty (20) days after the filing and mailing of this definitive information statement. We anticipate that this definitive information statement will be mailed on or about February 21, 2012 to all stockholders of record as of the record date, and that the definitive information statement will be filed with the SEC on the same date. We anticipate that the amendment to our articles of incorporation will be filed with the Nevada Secretary of State, and will become effective, on or about March 13, 2012.

The entire cost of furnishing this information statement will be borne by our Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our common stock held of record by them.

AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION

Our articles of incorporation authorize the issuance of 14,642,857 shares of common stock, $0.001 par value. On July 27, 2011, the Board of Directors approved an amendment to our articles of incorporation to increase the number of our authorized common stock to 1,000,000,000 shares.

As of the record date of July 27, 2011, we had 13,918,825 shares issued and outstanding. Stockholder approval for the amendment to our articles of incorporation was obtained by written consent of stockholders owning 13,000,000 shares of our common stock, which represented approximately 93.4% of our issued and outstanding common shares on the record date.

The proposed articles of amendment to our articles of incorporation are attached hereto as Schedule A. The articles of amendment will become effective when they are filed with the Nevada Secretary of State.

Reasons for the Increase in the Number of Authorized Shares of Common Stock

The purpose of increasing the Company's authorized stock to 1,000,000,000 shares of common stock is to enable the Board of Directors to have additional shares of common stock available to effect transactions (including private placements) to raise capital for our Company. Our board of directors believes that it is in the best interests of our Company to increase its number of authorized shares of common stock for such purpose.

The Company effected a reverse stock split on a one new share for seventy old shares basis (1:70) on July 8, 2011. The reverse split was effected pursuant to Nevada Revised Statutes Section 78.207, which does not require shareholder approval in connection with a forward or reverse stock split that is effected simultaneously with a forward or reverse split of the Company's authorized share capital on the same basis. As a result of the reverse split, the Company's authorized share capital decreased from 1,025,000,000 shares of common stock to 14,642,857 shares of common stock. The Company effected such reverse split in an effort to prevent further erosion of the Company's share price. However, given that the reverse stock split was effected by a method that required the simultaneous decrease in the Company's authorized share capital, the Company was left with a small number of authorized share capital, which provides the Company with little flexibility in terms of being able to effect transactions to raise capital. For that reason, the Company is now seeking to restore its authorized share capital to approximately its pre-reverse split level.

The Company has no current plans, proposals or arrangements to issue any of the additional shares that will become authorized share capital of the Company pursuant to the proposed increase in authorized share capital described herein. However, opportunities for equity financings could arise at any time. If the Board of Directors deemed it to be in the best interests of our Company and the stockholders to issue additional shares of common stock in the future from authorized shares, the Board of Directors generally will not seek further authorization from the Company's stockholders, unless such authorization is otherwise required by law or regulations.

The Company has not identified any venture capital firm or promoter for the purpose of acquiring an operating business through a reverse merger or other transaction. Any public offering by the Company would be subject to Rule 419 of the U.S. Securities Act of 1933, as amended.

Impact of the Issuance on Existing Stockholders

Our existing common stockholders will have rights which are equal to those of the holders of any common stock which could be issued following the increase in authorized common stock. The increase in the number of authorized shares of common stock, in and of itself, will not result in dilution.  However, stockholders are subject to the risk of substantial dilution to their interests which would result if shares of common stock are issued, and as a result of any such issuance of common stock the current stockholders will own a smaller percentage of the Company's outstanding common stock.

Anti-Takeover Effects of the Proposed Amendment

Although the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device, it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders. For example, shares of authorized and unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions that would discourage persons from attempting to gain control of the Company, by diluting the voting power of shares then outstanding. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Each of these could potentially limit the opportunity for the Company's stockholders to dispose of their stock at a premium.

The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and the proposed amendment to the Company's articles or incorporation to increase the number of authorized shares if common stock is not being proposed with the intent that it be utilized as a type of anti-takeover device or to secure management's positions within the Company.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the record date, July 27, 2011, we had a total of 13,918,825 shares of common stock, $0.001 par value per share, issued and outstanding.

As previously reported in our Current Report on Form 8-K as filed on July 28, 2011, on July 13, 2011, Francis Chiew, an officer and director of our Company, acquired an aggregate of 13,000,000 shares of common stock of the Company in a shares for debt transaction for an aggregate purchase price of $13,000. As a result, Mr. Chiew holds 93.4% of the Company's issued and outstanding stock.

The following table sets forth, as of the record date of July 27, 2011, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Francis Chiew President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and a director 902, B1, KangBao Huayuan #8 Gongren Tiyuchang Donglu Chaoyand District, Beijing, PRC 100020	13,000,000	93.4%
Directors and Executive Officers as a Group	13,000,000	93.4%

(1)     Based on 13,918,825 shares of common stock issued and outstanding as of July 27, 2011. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

DESCRIPTION OF THE COMPANY

We are a corporation organized under the laws of the State of Nevada. We currently trade on the OTC Bulletin Board under the symbol "ILVLD.OB".

The Company was incorporated in the State of Nevada on August 23, 2005 under the name Jackson Ventures, Inc. The Company's initial operations included the acquisition and exploration of mineral resources. Management changed its primary business to that of developing and operating a proprietary, digital media network service in the transportation segment of the outdoor advertising market in China. On January 29, 2007 the Company entered into a Share Exchange Agreement to acquire the business of i-Level Media Systems Limited ("i-Level Systems"), a limited liability Company incorporated on May 23, 2003 under the International Business Act of the British Virgin Islands. I-Level Systems owned 100% of i-Level SoftComm (Shanghai) Company Ltd. ("i-Level SoftComm"), a wholly foreign owned enterprise formed under the laws of the People's Republic of China (the "PRC") on August 12, 2004. i-Level SoftComm was a development stage company devoting substantially all of its efforts to establishing a new business in the PRC, which involved selling out-of-home video advertising timeslots on its network of flat-panel video advertising display units installed in taxis. The acquisition of i-Level Systems was completed on March 20, 2007.

On December 1, 2008 i-Level SoftComm ceased operations and its business was wound-up. Also on December 1, 2008 i-Level Systems, the parent company of i-Level SoftComm and a wholly-owned subsidiary of the Company, was sold to the Company's former Chief Executive Officer for $1. Since December 1, 2008 the Company has had no operations. At the present time, the Company is focusing on obtaining sufficient financing to be able to recommence operations in the social networking, digital media and mobile communications area.

The Company is considered a "shell company", as that term is defined in Rule 12b-2 of the Exchange Act, given that the Company currently has no or nominal operations and no or nominal assets. As such, the Company is subject to the restrictions imposed on shell companies, including the inability of shareholders of the Company to rely on Rule 144 to resell shares of the Company. Rule 144 will not be available unless and until (i) the Company ceases to be a shell company; (ii) the Company remains subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed thereunder for the preceding twelve months (other than 8-K reports); and (iii) the Company has filed current "Form 10 information" with the Commission reflecting its status as a company that is no longer a shell company, and one year has elapsed from the date that the Company has filed such "Form 10 information" with the Commission.

DISSENTER'S RIGHTS

Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to our Company's proposed amendments to its articles of incorporation.

INTEREST OF CERTAIN PERSONS IN OR
OPPOSITION TO MATTERS TO BE ACTED UPON

None of the Company's directors and officers at any time since the beginning of the last fiscal year has any substantial interest, direct or indirect, by security holdings or otherwise, in the matter to be acted upon which is not shared by all other holders of the Company's common stock. All members of the board of directors of the Company approved the proposal discussed above on July 27, 2011. To our knowledge, no director has advised that he intends to oppose the amendment, as more particularly described herein. No security holder entitled to vote at a shareholders' meeting or by written consent has submitted to the Company any proposal for consideration by the Company or its board.

DELIVERY OF DOCUMENTS TO
SECURITY HOLDERS SHARING AN ADDRESS

One information statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing such address. Upon receipt of such notice, the Company will undertake to promptly deliver a separate copy of this information statement to the stockholder at the shared address to which a single copy of this information statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this information statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning the Company's offices at +86 10-65-911-544 or by mail to the Company's address at:

902, B1, KangBao Huayuan
#8 Gongren Tiyuchang Donglu
Chaoyand District, Beijing, PRC 100020
Attention: The President.

ADDITIONAL INFORMATION

The Company files annual and quarterly reports, proxy statements, and other reports and information electronically with the Securities and Exchange Commission. The Company's filings are available through the Securities and Exchange Commission's website at the following address: http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto authorized.

I-LEVEL MEDIA GROUP INCORPORATED

By:
     "Francis Chiew"
     Francis Chiew
     President, Chief Executive Officer, Chief Financial
     Officer, Secretary, Treasurer & Director

SCHEDULE A

CERTIFICATE OF AMENDMENT

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.     Name of corporation:

        I-Level Media Group Incorporated

2.     The articles have been amended as follows (provide article numbers, if available):

3. The authorized capital stock of the Corporation will consist of one billion (1,000,000,000) shares of common stock, par value $0.001 per share.

3.     The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 93.4%.

4.     Effective date of filing (optional):

5.     Officer Signature (required):

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.